March 8, 2013

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Laureate Resources & Steel Industries, Inc. dated March 8, 2013. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/s/ Paritz & Company, P.A.